Exhibit 99.1

ProNAi Therapeutics Reports Second Quarter 2015 Results

Completed Upsized Initial Public Offering, Raising Gross Proceeds of $158.4 Million

Advanced Clinical Programs for PNT2258 in DLBCL and Richter’s Transformed CLL

Strengthened Management Team and Board of Directors

Vancouver – Aug 21, 2015. ProNAi Therapeutics, Inc. (NASDAQ: DNAI), a clinical-stage oncology company pioneering a novel class of therapeutics based on its proprietary DNAi technology platform, today reported its financial and operational results for the second quarter of 2015.

“During the second quarter we continued to advance our clinical programs for PNT2258, opening clinical trial sites and enrolling patients into our Phase 2 Wolverine trial in DLBCL, while preparing for the initiation of our registration-oriented Phase 2 Brighton trial in Richter’s Transformed CLL. We plan to initiate three additional Phase 2 trials in 2016 with PNT2258 to further investigate the potential breadth of opportunity of our first DNAi-based oncology drug candidate,” said Dr. Nick Glover, President and CEO of ProNAi Therapeutics. “We also recently closed our IPO, which raised more than $158 million in gross proceeds to further support the development of PNT2258 and our DNAi platform.”

Recent Highlights

•	Appointed industry veterans Dr. Nicole Onetto, M.D., currently Deputy Director and Chief Scientific Officer at the Ontario Institute for Cancer Research, and Mr. Robert Pelzer, LLB., former President of Novartis Corporation, to ProNAi’s Board of Directors.

•	Strengthened ProNAi’s executive management team with the appointment of: Dr. Barbara Klencke, M.D., as Chief Development Officer; Sukhi Jagpal, MBA, as Chief Financial Officer; Dr. Simon Eastman, Ph.D., as Vice President of Global Manufacturing and Technical Operations; and Diane Gardiner as Vice President of Human Resources.

•	Continued to advance the clinical programs for PNT2258, led by the Phase 2 Wolverine trial currently enrolling patients with DLBCL.

•	In July 2015, ProNAi closed its initial public offering of 9,315,000 shares of its common stock at a public offering price of $17.00 per share, which included the exercise in full by the underwriters of their option to purchase an additional 1,215,000 shares of common stock. The shares began trading on The NASDAQ Global Market on July 16, 2015 under the symbol “DNAI.”

Second Quarter 2015 Financial Results (all amounts reported in U.S. currency)

Total operating expenses for the three months ended June 30, 2015 were $6.6 million compared to $13.5 million for the three months ended June 30, 2014. Total operating expenses for the six months ended June 30, 2015 were $13.3 million compared to $15.8 million for the six months ended June 30, 2014.

For the three months ended June 30, 2015, ProNAi reported a net loss of approximately $15.2 million, compared to a net loss of $13.8 million for the quarter ended June 30, 2014. For the six months ended June 30, 2015, ProNAi incurred a net loss of $23.3 million compared to a net loss of $16.3 million for the six months ended June 30, 2014.

Research and development expenses decreased to $4.7 million for the three months ended June 30, 2015 from $12.7 million for the three months ended June 30, 2014. Research and development expenses decreased to $10.0 million for the six months ended June 30, 2015 from $14.5 million for the six months ended June 30, 2014. These decreases were primarily due to an $11.0 million milestone payment related to certain patented lipid nanoparticle delivery technology made to Novosom AG during the three months ended June 30, 2014. This decrease in expenses was partially offset by an increase in research and development expenses related to the continuation of our PNT2258 clinical trials, and an increase in headcount costs.

General and administrative expenses increased to $1.9 million for the three months ended June 30, 2015 from $0.8 million for the three months ended June 30, 2014. General and administrative expenses increased to $3.3 million for the six months ended June 30, 2015 from $1.3 million for the six months ended June 30, 2014. These increases were primarily due to increased headcount costs and professional fees incurred in connection with the preparatory work to become a public company.

As at June 30, 2015, ProNAi had $25.8 million in cash, cash equivalents and short-term investments compared to $39.2 million as at December 31, 2014. ProNAi received $143.6 million in net proceeds from its initial public offering in July 2015.

Subsequent to the closing of the IPO, there were approximately 30,058,105 shares of common stock issued and outstanding and 3,325,050 options issued and outstanding.

About ProNAi Therapeutics

ProNAi Therapeutics is a clinical-stage oncology company pioneering a novel class of therapeutics based on its proprietary DNAi technology platform for patients with cancer and hematological diseases. ProNAi’s lead DNAi product candidate, PNT2258, is designed to treat cancers that overexpress BCL2, an important and validated oncogene known to be dysregulated in many types of cancer. ProNAi is pursuing a multi-faceted clinical development strategy designed to efficiently achieve regulatory approval and maximize the commercial opportunity of PNT2258. ProNAi recently initiated “Wolverine”, a Phase 2 trial evaluating PNT2258 for the treatment of relapsed or refractory diffuse large B-cell lymphoma. For more information, please visit www.pronai.com.

Cautionary Note on Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding ProNAi’s anticipated clinical development activities, including the timing and outcome of such activities. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. These statements are based on management’s current expectations and beliefs and are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements. Such forward-looking statements are subject to risks and uncertainties, including, among others, the risk that ProNAi may be unable to successfully develop and commercialize PNT2258 or any other future product candidates, PNT2258 may fail to demonstrate safety and efficacy or may not otherwise produce positive results, ProNAi may experience delays in clinical trials, including due to difficulties enrolling patients, ProNAi’s third-party manufacturers may cause its supply of materials to become limited or interrupted or fail to be of satisfactory quantity or quality, ProNAi’s cash resources may be insufficient to fund its current operating plans and it may be unable to raise additional capital when needed, ProNAi may be unable to obtain and enforce intellectual property protection for its technologies and product candidates and the other factors described under the heading “Risk

Factors” set forth in ProNAi’s filings with the Securities and Exchange Commission from time to time, including the Company’s prospectus filed with the Securities and Exchange Commission on July 16, 2015. ProNAi undertakes no obligation to update the forward-looking statements contained herein or to reflect events or circumstances occurring after the date hereof, other than as may be required by applicable law.

PRONAI THERAPEUTICS, INC.

Condensed Consolidated Balance Sheets

(in thousands, except share and per share data)

(unaudited)

	June 30, 2015	December 31, 2014
ASSETS:
CURRENT ASSETS:
Cash and cash equivalents	$15,800	$29,154
Short-term investments	10,028	10,010
Prepaid expenses and other current assets	782	561

Total current assets	26,610	39,725
Property and equipment, net	397	214
Other assets	3,256	626

TOTAL ASSETS	$30,263	$40,565

LIABILITIES, CONVERTIBLE AND REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT
CURRENT LIABILITIES:
Accrued liabilities	$2,304	$1,473
Accounts payable	1,925	622

Total current liabilities	4,229	2,095
Preferred stock warrant liabilities	10,641	1,810
Other liabilities	113	100

TOTAL LIABILITIES	14,983	4,005

Convertible preferred stock at liquidation preference	2,543	2,543
Redeemable convertible preferred stock at redemption value	295,109	141,832
STOCKHOLDERS’ DEFICIT:
Common stock	2	2
Additional paid-in capital	—	—
Accumulated other comprehensive loss	—	(10)
Accumulated deficit	(282,374)	(107,807)

TOTAL STOCKHOLDERS’ DEFICIT	(282,372)	(107,815)

TOTAL LIABILITIES, CONVERTIBLE AND REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT	$30,263	$40,565

PRONAI THERAPEUTICS, INC.

Condensed Consolidated Statements of Operations

(in thousands, except share and per share data)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Operating expenses:
Research and development	$4,738	$12,717	$10,034	$14,544
General and administrative	1,874	791	3,315	1,284

Total operating expenses	6,612	13,508	13,349	15,828

Loss from operations	(6,612)	(13,508)	(13,349)	(15,828)
Other income (expense), net:
Change in fair value of preferred stock warrants	(8,630)	(347)	(9,956)	(496)
Other income (expense)	(6)	31	19	33

Total other income (expense), net	(8,636)	(316)	(9,937)	(463)

Loss before provision for income taxes	(15,248)	(13,824)	(23,286)	(16,291)
Provision for income tax	1	—	11	—

Net loss	(15,249)	(13,824)	(23,297)	(16,291)
Adjustment to redemption value on redeemable convertible preferred stock	(140,880)	(36,833)	(151,885)	(39,275)

Net loss attributable to common stockholders	$(156,129)	$(50,657)	$(175,182)	$(55,566)

Net loss per share attributable to common stockholders, basic and diluted	$(104.10)	$(55.04)	$(117.35)	$(62.72)

Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	1,499,840	920,441	1,492,764	885,872

Contact:

James Smith

Vice President of Corporate Affairs

ProNAi Therapeutics

604.558.6545

jsmith@pronai.com